EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-155607 and 333-163294) and on Form S-8 (Registration Nos. 333-48130, 033-54158, 333-88229, 333-58676, 333-65400, 333-104354, 333-115713, 333-136648 and 333-159513) of Quaker Chemical Corporation of our report dated March 3, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

March 3, 2010